UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2015

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2015, Mark D. Thompson was appointed as President of Boston Financial Holdings, Inc. (the “Company”). Mr. Thompson will continue to serve as Chief Executive Officer of Boston Private Bank & Trust Company, a wholly-owned subsidiary of the Company (the “Bank”). Clayton G. Deutsch, the Company’s Chief Executive Officer and President prior to Mr. Thompson’s appointment, will continue as the Company’s Chief Executive Officer.

Mr. Thompson, age 58, is the Chief Executive Officer of the Bank and is also a member of the Bank’s board of directors. He has been a member of the Company’s Leadership Team since September 2010. In his role as CEO of the Bank, Mr. Thompson is responsible for the overall performance of the Bank. He joined the Bank in 1994 and served as Executive Vice President and Treasurer from 1994-2001, President from 2001-2003 and Chief Executive Officer from 2003 to the present. Prior to joining the Bank, Mr. Thompson was an Executive Vice President and founding officer of Wainwright Bank & Trust Company and was Vice President - Private Banking at Boston Safe Deposit & Trust Company.

The Company also appointed David J. Kaye, age 50, as Chief Administrative Officer and Corey A. Griffin, age 53, as the Chief Executive Officer of the Boston Private Investment Management segment.

Mr. Kaye joined the Company in 2007 as Executive Vice President and Chief Financial Officer and will continue to serve in these roles. Before joining the Company, Mr. Kaye served as Senior Vice President and Chief Financial Officer for Columbia Management, Bank of America’s asset management organization. He led a team of finance professionals with responsibility for all financial reporting for the organization and served as a strategic advisor to the group’s President. Prior to that position, Mr. Kaye was the Chief Financial Officer of Bank of America’s Private Bank. Previously, Mr. Kaye was the Vice President and Controller for Goldman Sachs Asset Management, heading a team that performed all financial reporting functions for the division. Earlier in his career, he held several finance positions at Lehman Brothers, and was a consultant with Coopers & Lybrand Consulting. He is a Certified Management Accountant (CMA). Mr. Kaye is a member of the Company’s Leadership Team that is responsible for developing the Company’s strategy and serves on the Board of Directors of Bingham, Osborn & Scarborough LLC, Anchor Capital Advisors LLC, the Bank, and Boston Private Wealth LLC, all of which are affiliates of the Company.

Mr. Griffin joined the Company in 2014 as the Director of Corporate Development and Wealth Management Strategy. He is the former President of The Davis Companies, an institutional real estate investment manager, and the former Chairman and CEO of The Boston Company Asset Management, a subsidiary of Bank of New York Mellon. Under Mr. Griffin’s leadership, the Boston Company opened offices worldwide while developing a $75 billion global, multi-strategy equity business across the style and capitalization spectrum with clients in North and South America, Europe, Asia and Africa.

None of Messrs. Thompson, Kaye or Griffin has any family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which any of them has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

None of Messrs. Thompson, Kaye or Griffin was appointed to his new position pursuant to any arrangement or understanding with any other person.

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Shareholders, held on April 15, 2015, Clayton G. Deutsch, Deborah F. Kuenstner, Gloria C. Larson, John Morton III, Daniel P. Nolan, Brian G. Shapiro, Mark D. Thompson, Stephen M. Waters and Donna C. Wells were elected as directors to serve until the 2016 Annual Meeting of Shareholders. In addition, at the meeting, the shareholders (a) approved an advisory, non-binding, resolution on the compensation of the Company’s named executive officers as disclosed in the proxy statement first sent to shareholders on March 13, 2015; and (b) ratified the selection of KPMG, LLP as the Company’s independent registered public accounting firm for fiscal 2015.

The voting results are set forth below.

(1)	Election of Directors:

Director Nominee	For	Withheld	Broker Non-Votes
Clayton G. Deutsch	68,662,766	232,780	8,254,766
Deborah F. Kuenstner	68,272,509	623,037	8,254,766
Gloria C. Larson	68,273,028	622,518	8,254,766
John Morton III	68,690,409	205,137	8,254,766
Daniel P. Nolan	68,271,585	623,961	8,254,766
Brian G. Shapiro	68,687,159	208,387	8,254,766
Mark D. Thompson	68,247,892	647,654	8,254,766
Stephen M. Waters	68,143,520	752,026	8,254,766
Donna C. Wells	68,688,808	206,738	8,254,766

(2)	Approval of an advisory, non-binding resolution on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
67,716,264	1,047,670	131,612	8,254,766

(3)	Ratification of the selection of KPMG, LLP as the Company’s independent registered public accounting firm for fiscal 2015:

For	Against	Abstain	Broker Non-Votes
76,819,242	313,677	17,393	0

Item 8.01.	Other Events.

In addition to the management appointments discussed in Item 5.02 above, the Company also appointed George G. Schwartz as President of the Bank; James C. Brown, Executive Vice President and Director of the Bank’s Commercial Banking Business, to the board of directors of the Bank; Anne L. Randall, Chief Financial Officer of the Bank, as the Bank’s Chief Operating Officer; and Jacqueline S. Shoback as the Bank’s Chief Client Development Officer. Peter J. Raimondi completes the Company’s leadership team by continuing to serve as Chief Executive Officer of Boston Private Wealth LLC.

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Company dated April 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ David J. Kaye
Name:	David J. Kaye
Title:	Chief Financial Officer

Date: April 15, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated April 14, 2015